January 13, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, DC  20549

     RE: Peoples Telephone Company, Inc. - Amendment No. 1 Preliminary Proxy Statement in respect of Special Meeting of Shareholders to be held February 14, 1997.

Ladies and Gentlemen:

     Pursuant to your discussions with Messrs. Ira Rosner and Brian Heller of Steel Hector & Davis (305-577-2919/7059), we are hereby filing by means of EDGAR an Amendment No. 1 to the preliminary proxy statement and related proxy materials filed on December 27, 1997 (the "Proxy Materials") in respect of a Special Meeting of Shareholders of Peoples Telephone Company, Inc. (the "Company") to be held on February 14, 1997. The Company anticipates first mailing the definitive version of the Proxy Materials to shareholders on or about January 14, 1997.

     Thank  you for your cooperation.

                              Very truly yours,

                              PEOPLES TELEPHONE COMPANY, INC.



                              By: /s/ Francis J. Harkins, Jr.
                              Vice President and Associate General Counsel


FJH/pam

cc:  Ira Rosner, Esq.
     Brian Heller, Esq.

SCHEDULE
14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.1 )

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

(X )  Preliminary Proxy Statement

( )  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

( )  Definitive Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Peoples Telephone Company, Inc.
(Name of Registrant as Specified in Its Charter)

Peoples Telephone Company, Inc.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X ) No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

( )  Fee paid previously with preliminary materials

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                                 AMENDMENT NO. 1
                               PRELIMINARY COPIES

                         PEOPLES TELEPHONE COMPANY, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held on February 14, 1997
                                 _______________

             TO THE SHAREHOLDERS OF PEOPLES TELEPHONE COMPANY, INC.:

     Notice is hereby given that a Special Meeting of Shareholders of Peoples Telephone Company, Inc. (the "Company") will be held on Friday, February 14, 1997 at 10:00 a.m., at the Radisson Mart Plaza Hotel at 711 Northwest 72nd Avenue, Miami, Florida 33126, for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation, as amended (the "Charter"), in order to increase the number of authorized shares of the Company's common stock to 75,000,000 shares and the number of authorized shares of Company's preferred stock to 5,000,000 shares;

     2. To consider and vote upon a proposal to amend the Charter to permit the Company to grant preemptive and preferential rights to acquire shares of the Company's capital stock pursuant to contractual agreements;

     3. To consider and ratify the grant of certain stock options granted outside of the Company's stock option plans; and

     4. To transact such other business as may properly come before the Special Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on December 31, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Special Meeting.

     Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card promptly. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Special Meeting.

                                    By Order of the Board of Directors,


                                    /s/ Francis J. Harkins
                                    Vice President and Secretary

January 14, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON SHOULD PROMPTLY EXECUTE AND RETURN THE ENCLOSED PROXY CARD. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                 AMENDMENT NO. 1
                               PRELIMINARY COPIES

                         PEOPLES TELEPHONE COMPANY, INC.
                                 PROXY STATEMENT
                             _______________________

                         SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On February 14, 1997
                             _______________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Peoples Telephone Company, Inc., a New York corporation (the "Company"), of proxies from the holders of common stock, par value $.01 per share ("Common Stock"), and Series C Cumulative Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), of the Company for use at the Special Meeting of Shareholders of the Company to be held on February 14, 1997 (the "Special Meeting") and at any adjournments or postponements of the Special Meeting.

     The Special Meeting will be held at the Radisson Mart Plaza Hotel at 711 Northwest 72nd Avenue, Miami, Florida 33126, on February 14, 1997, at 10:00 a.m. It is expected that this Proxy Statement and a proxy will be mailed to the shareholders of the Company on or about January 14, 1997. The principal executive offices of the Company are located at 2300 N.W. 89th Place, Miami, Florida 33172.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     On July 19, 1995, the Company issued to UBS Partners, Inc. ("UBS Partners") 150,000 shares of Series C Preferred Stock for gross proceeds of $15.0 million. Pursuant to the terms of the Series C Preferred Stock, the holders of the Series C Preferred Stock are currently entitled to elect two members of the Board of Directors of the Company. The terms of the Series C Preferred Stock also provide that as long as the Series C Preferred Stock is entitled to elect at least one director, the Board shall consist of no more than six directors. UBS Partners has elected Mr. Charles J. Delaney and Mr. Justin S. Maccarone to serve on the Board of Directors of the Company.

     The holders of the Series C Preferred Stock are entitled to vote on all matters submitted to the shareholders of the Company for a vote together with the holders of the Common Stock, voting together as a single class, with each share of Common Stock entitled to one vote per share and each share of Series C Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series C Preferred Stock.

     In accordance with the Bylaws of the Company, the Board has fixed the close of business on December 31, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. Each shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy-holders or to the Company at any time before it is voted. Unless specific voting instructions are indicated on the proxy, proxies which are properly executed will be voted FOR the proposals set forth on the proxies. Although a shareholder may have given a proxy, the holder may nevertheless attend the meeting, revoke the proxy and vote in person. As of the date of this Proxy Statement, the Board knows of no business other than the proposals described herein which is to be submitted to the shareholders of the Company at the Special Meeting.

     At the close of business on December 31, 1996, there were 16,194,684 shares of Common Stock outstanding and 150,000 shares of Series C Preferred Stock (convertible into 2,857,143 shares of Common Stock) outstanding. Every holder of record of Series C Preferred Stock or Common Stock of the Company at the close of business on December 31, 1996 is entitled to notice of the meeting and to vote, in person or by proxy, 19.04762 votes for each share of Series C Preferred Stock and one (1) vote for each share of Common Stock, as the case may be, held by such holder. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Under the laws of the State of New York (in which the Company is incorporated), the approval of each of the proposals will require the affirmative vote of a majority of the total outstanding shares entitled to vote thereon. Therefore, as to all matters to be voted on by shareholders at the Special Meeting, abstentions and broker non-votes (instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) have the same effect as a vote against a matter. Abstentions and broker non-votes will be counted in the determination of a quorum. The Company has been informed that UBS Partners will cast its 2,857,143 votes in favor of each of the proposals set forth herein.

                                   PROPOSAL 1

            APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED
                                      STOCK

     On December 18, 1996, the Board approved the amendment of Paragraph FOURTH of the Company's Restated Certificate of Incorporation, as amended (the "Charter"), to increase the number of authorized shares of Common Stock from 25,000,000 shares to 75,000,000 shares and the number of shares of Preferred Stock, par value $.01 per share, from 4,900,000 shares to 5,000,000 shares ("Amendment 1"). If the proposal is adopted, Paragraph FOURTH of the Charter will read in its entirely as follows:

          "FOURTH: Capital Stock. The total number of shares of all classes of Capital Stock which the Corporation shall have the authority to issue and have outstanding is 80,000,000 of which 75,000,000 shall be Common Stock, par value $.01 per share, and 5,000,000 shall be Preferred Stock, par value $.01 per share, of which 600,000 shares shall be the Corporation's Series B Preferred Stock and 160,000 shares shall be the Corporation's Series C Cumulative Convertible Preferred Stock. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders. The consideration for the issuance of the shares shall not be less than the par value. Future services shall not constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

          I. Common Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

          II. Preferred Stock. The Preferred Stock may be issued in series by the Board of Directors from time to time, each series with such dividend rights, voting rights, liquidation preferences, redemption rights, conversion rights and other rights and preferences as the Board of Directors may from time to time provide, as authorized by applicable law."

Purposes and Reasons for Amendment 1

     The Company has proposed Amendment 1 because the Board believes it to be in the best interests of Company to have additional shares of Common Stock available for issuance for general corporate purposes, including possible future stock dividends, equity financings and mergers and acquisitions and stock based compensation plans. If Amendment 1 is adopted, the increased number of authorized shares of Common Stock will be available for issuance from time to time, for such purposes and consideration and on such terms as the Board may approve, and no further vote of the shareholders of the Company will be required, except as may be provided under the New York Business Corporation Law in certain circumstances, or as may be required by the rules of the American Stock Exchange, Inc. (the "AMEX").

     On the Record Date, there were 16,194,684 shares of Common Stock outstanding, an aggregate of 6,566,538 shares reserved for issuance pursuant to exercise of options granted under the Company's 1993 Non-Employee Director Stock Option Plan, 1987 Non-Qualified Stock Plan for Non-Employee Directors, 1987 Non-Qualified Stock Option Plan and 1994 Stock Incentive Plan, each as amended to date, various other options and warrants and upon conversion of the Series C Preferred Stock. Accordingly, there were only 2,238,778 shares of Common Stock available for issuance on the Record Date for general corporate purposes such as equity financings, stock based compensation and mergers and acquisitions. Given the small number of available unissued shares, the Company may not be able to take advantage of opportunities to raise equity capital or effect acquisitions through the issuance of stock without the need to amend the Charter. If Amendment 1 were not to be adopted, the issuance of additional shares of Common Stock could be impeded by the delay and expense incident to calling a special meeting of the Company's shareholders to approve an increase in the number of authorized shares of Common Stock in cases where such a meeting would not otherwise be required.

     The timing of the actual issuance of additional shares of Common Stock, if any, will depend upon market conditions, the specific purpose for which the stock is to be issued, and other similar factors. Any additional issuance of Common Stock could have a dilutive effect on existing holders of Common Stock. While the Company currently has no specific agreements or understandings for the issuance of any unreserved shares of Common Stock for which authorization is sought, the Company may pursue mergers with, or acquisitions of businesses or acquisitions of assets related to, the pay telephone industry which could enhance the Company's existing business, and could issue shares of Common Stock in such transactions. Some of these acquisitions could be material in relation to the Company's revenues and assets.

     The terms of the additional shares of Common Stock for which authorization is sought will be identical with the terms of the shares of Common Stock currently authorized and outstanding, and Amendment 1 will not affect the terms, or the rights of the holders, of such shares. The Common Stock has no cumulative voting, conversion, preemptive or subscription rights and is not redeemable.

     Under Paragraph FOURTH of the Charter, as presently enacted, the Board has the authority to issue up to 5,000,000 shares of Preferred Stock having such terms (including voting powers, preferences and rights and qualifications, limitations or restrictions thereof) as the Board may determine by resolution. At this time, 600,000 shares of Preferred Stock have been designated Series B Preferred Stock (the "Series B Preferred Stock") and 160,000 shares of Preferred Stock have been designated Series C Preferred Stock. The Series B Preferred Stock has been reserved for issuance upon certain warrants to purchase such shares held by Creditanstalt American Corporation (the "CAC Warrants") and none is presently outstanding. Of the Series C Preferred Stock, 150,000 shares were issued and sold to UBS Partners as described elsewhere herein. All 100,000 shares of the Company's Series A Preferred Stock have been canceled and may not be reissued and, under New York law, such cancellation had the effect of reducing the authorized Preferred Stock. Amendment 1, if adopted, would have the effect of restoring the authority to issue up to 5,000,000 shares of Preferred Stock of which 4,240,000 shares which would be undifferentiated as to series. Amendment 1 will have no effect on the Series B Preferred Stock or the Series C Preferred Stock. Other than the potential issuance of the Series B Preferred Stock upon the exercise of the CAC Warrants, the Company has no specific plans, agreements or understandings regarding the issuance of any shares of Preferred Stock.

Possible Anti-Takeover Effects

     Although it did not form a basis for the Board's decision to recommend Amendment 1, the existence of additional authorized shares of Common Stock and Preferred Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any person to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the capital stock or substantially all of the assets of the Company.

No Dissenters' Rights of Appraisal

     Dissenters' rights of appraisal will not be available under New York law with respect to Amendment 1.

Effectiveness of Amendment 1

     If the proposal is adopted, Amendment 1 will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of New York.

     The Board unanimously recommends a vote FOR approval of Amendment 1 to increase the number of authorized shares of Common Stock and Preferred Stock.

                                   PROPOSAL 2

        APPROVAL OF AMENDMENT OF THE CHARTER TO PERMIT CERTAIN PREEMPTIVE
                                     RIGHTS

     On December 18, 1996, the Board approved the amendment of Paragraph EIGHTH of the Charter to permit the Company to grant preferential or preemptive rights to subscribe for, purchase or receive equity securities of the Company pursuant to contractual agreements approved by the Board ("Amendment 2"). If the proposal is adopted, Paragraph EIGHTH of the Charter will read in its entirety as follows:

          "EIGHTH: Except as provided by resolution of the Board of Directors of the Corporation or in a written agreement (including, without limitation, an amendment to the Certificate of Incorporation of the Corporation designating the rights, preferences and other terms of a series of Preferred Stock of the Corporation) approved by the Board of Directors of the Corporation, no holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, or offered for sale by the Corporation."

Purposes and Reasons for Amendment 2

     On July 3, 1995, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with UBS Partners and Appian Capital Partners, L.L.C. ("Appian") pursuant to which UBS Partners purchased 150,000 shares of Series C Preferred Stock for $15 million and Appian purchased for $100,000 a warrant exercisable for up to 275,000 shares of Common Stock of the Company at a price per share of $5.25 (the "Appian Warrant"). The Purchase Agreement, as originally executed, included a provision granting to UBS Partners and Appian certain preemptive rights to purchase capital stock of the Company if the Company were to issue or sell capital stock other than pursuant to a registration statement under the Securities Act of 1933, as amended, in connection with an acquisition, pursuant to certain employee stock options, or as a dividend or other distribution to all holders of Common Stock. In addition, the terms of the Series C Preferred Stock and the Appian Warrant included a preferential provision permitting the holders thereof to participate in pro rata distributions to the holders of the Company's Common Stock of rights to acquire securities or property of the Company. Because it was determined that such preemptive and preferential rights could potentially violate Paragraph EIGHTH of the Company's Charter, the Company, UBS Partners and Appian agreed that such preemptive and preferential rights would not be effective to the extent prohibited by such Paragraph EIGHTH and that the Company would submit for shareholder approval an amendment of Paragraph EIGHTH which would permit such preemptive and preferential rights to be effective. Accordingly, Amendment 2 has been proposed as a result of the Purchase Agreement. In the event that Amendment 2 is not approved, such preemptive and preferential rights of UBS Partners and Appian would not be effective to the extent described above but the Company, UBS Partners and Appian have agreed to amend such rights in a mutually satisfactory manner so that the intent thereof can be effected to the extent possible without conflicting with Paragraph EIGHTH. The partners have yet to have any discussions with respect to the terms of such potential amendment and no such terms are currently contemplated.

     The Board believes that Amendment 2 is in the best interests of the Company and its shareholders because the ability to grant preemptive or preferential rights provides the Company with additional flexibility when raising capital. Preferential or preemptive rights are often demanded by potential investors and the inability to accommodate such demands may limit the Company's ability to attract certain investors or may result in the Company receiving a lower price for the securities it sells. Furthermore, the Board believes that

Paragraph EIGHTH was originally included in the Charter to eliminate certain statutory preemptive rights contained in the New York Business Corporation Law but, as currently drafted, is overbroad and unduly restrictive. Amendment 2 would not require that preemptive rights be granted. It merely provides the Board the discretion to approve the grant of preemptive rights in appropriate circumstances.

     Although such rights could take various forms, examples could include the right to purchase newly issued shares of Company capital stock in an amount pro rata to an investor's percentage ownership of the Company's capital stock , a right of first refusal to purchase newly issued shares of capital stock (a " right of first refusal") or the right to participate in certain distributions made to holders of a class of capital stock other than the class held by such investor (a "participation right"). If Amendment 2 is approved, the granting of such rights would be limited solely by the business judgment and fiduciary duties of the Board. Although it is not practicable to predict with any certainty the potential material effects of grants of preemptive or preferential rights on the Company's current shareholders, it is possible that the grant of a right such as a right of first refusal described above could permit an investor to accumulate a larger interest in the Company or the grant of a participation right described above could have a dilutive effect on a distribution which would otherwise be made to the holders of a class of capital stock. Other than the above described preemptive and preferential rights granted to UBS Partners and Appian, the Company has no agreements, understandings or plans involving the grant of preemptive or preferential rights.

No Dissenters' Rights of Appraisal

     Dissenters' rights of appraisal will not be available under New York law with respect to Amendment 2.

Effectiveness of Amendment 2

     If the proposal is adopted, Amendment 2 will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of New York.

     The Board recommends a vote FOR approval of Amendment 2 to permit the Company to grant preemptive or preferential rights to acquire capital stock. Directors Delaney and Maccarone have abstained from voting upon Amendment 2 and such recommendation because each of them was elected as a director by UBS Partners, which would be entitled to preemptive and preferential rights as described above if Amendment 2 is adopted.

                                   PROPOSAL 3

                      RATIFICATION OF THE NON-PLAN OPTIONS

     Prior to  February  1995,  the  Company  granted  stock  options to various employees,  officers  and  directors  other than  pursuant to stock option plans approved by the shareholders. Such outstanding stock options are set forth below
(collectively, the "Non-plan Options").
                                                                  Unexercised
                                                                  Options
                                                                  Market Value
                   No. of Shares                                  of Under-
                   Underlying     Grant    Exercise   Expiration  lying Shares
Name and Position  Options(1)     Date     Price      Date        at 12/31/96(2)
------------------ -------------  -------  ---------  ----------  -------------
Richard Benito       60,000       10/1/88   $ 3.33    indefinite     $191,400
Former Chief         10,000       8/19/91   $ 3.59    N/A(3)               --
Operating Officer

Robert Benito         7,500       8/19/91   $ 3.59    N/A                --
Former Employee

Bonnie S. Biumi     100,000       7/11/94   $ 5.69    7/11/99         319,000
Executive Vice
President/CFO

John Devito          60,000       10/1/88   $ 3.33    indefinite      191,400
Former Employee      15,000       8/19/91   $ 3.59    N/A                --

Lawrence T. Ellman   45,000       7/11/94   $ 5.69    7/11/99         143,550
Executive Vice
President/President
- National Accounts

Bernard Frank         7,500       5/5/87    $ 2.00    N/A               --
Former Director       1,500       5/1/88    $ 0.33    N/A               --
                     32,500       2/10/95   $ 5.06    2/10/00        103,675

Jody Frank            7,500       5/5/87    $ 2.00    N/A               --
Director             30,000       11/18/93  $11.38    11/18/98        95,700

Jill Gabriel          7,500       8/19/91   $ 3.59    N/A               --
Former Employee

Stuart A. Gauld      37,500       12/14/87  $ 2.00    N/A               --
Former Director      18,750       8/3/89    $ 3.00    N/A               --
                     22,500       11/29/90  $ 2.83    N/A               --
                     15,000       8/19/91   $ 3.59    N/A               --
                     22,500       12/13/91  $ 5.50    N/A               --

______________

1 All share amounts and exercise prices adjusted to reflect subsequent stock splits as applicable.

2 Based upon a closing share price on the AMEX of $3.19.

3 N/A  indicates  that options were  exercised.

4 In connection with the termination of Mr. Hanft's employment with the Company, in the event of a change in control of the Company occurring on or prior to December 31, 1998, the exercise price of Mr. Hanft's options will be adjusted to the market price prevailing immediately prior to such change in control. Such options and the underlying shares have been pledged to the Company to secure certain indebtedness owed by Mr. Hanft to the Company.


                                                                  Unexercised
                                                                  Options
                                                                  Market Value
                   No. of Shares                                  of Under-
                   Underlying     Grant    Exercise   Expiration  lying Shares
Name and Position  Options(1)     Date     Price      Date        at 12/31/96(2)
------------------ -------------  -------  ---------  ----------  -------------

Ronald Gelber        32,500       7/3/95    $ 4.16    7/3/00         103,675
Former Director

Kevin Gillis          3,750       2/15/90   $ 3.00    N/A               --
Former Employee

Jeffrey Hanft         7,500       5/5/87    $ 2.00    N/A               --
Former Director,     75,000       10/1/88   $ 3.33    N/A               --
CEO/Chairman        112,500       8/3/89    $ 3.00    N/A               --
                     75,000       8/19/91   $ 3.59    N/A               --
                    250,000       2/16/94   $ 8.50(4) 9/30/01       797,500

Allen Leeds          82,500       9/1/86    $ 1.33    N/A               --
Former Director      30,000       12/14/87  $ 2.00    N/A               --
                     11,250       10/1/88   $ 3.33    N/A               --
                     18,750       8/3/89    $ 3.00    N/A               --

Robert Longhitano    60,000       9/28/92   $ 5.83    N/A               --
Former Vice President

Robert Lund          15,000       8/2/93    $ 9.33    8/2/98         47,850
Director

Richard Militello    60,000       10/1/88   $ 3.33    N/A               --
Former Executive     75,000       10/1/91   $ 4.00    N/A               --
Vice President       37,500       11/6/92   $ 3.59    N/A               --
- Operations        150,000       2/16/94   $ 8.50    2/16/99      $478,500

William Moreland     15,000       12/14/87  $ 2.00    N/A               --
Former Employee

Norman Nierenberg     7,500       5/5/87    $ 2.00    indefinite     23,925
Vice President
- Sales

William Nutt          7,500       8/19/91   $ 3.59    N/A               --
Former Employee

Craig Perry          22,500       5/1/92    $ 8.00    5/1/02         71,775
Former Employee

H. Clinton Pollack    7,500       5/5/87    $ 2.00    N/A               --
Former Director      15,000       12/14/87  $ 2.00    N/A               --
                     11,250       8/3/89    $ 3.00    N/A               --

Bruce Renard         67,500       10/1/91   $ 4.00    N/A               --
Executive Vice       50,000       1/1/95    $ 2.44    1/1/00        159,500
President -
Legal & Regulatory
Affairs/Carrier
Relations,
and General Counsel

Robert Rubin        150,000       8/3/89    $ 3.00    N/A              --
Former President     45,000       8/19//91  $ 3.59    N/A              --
and Director        133,333       2/16/94   $ 8.50    2/16/99       425,332

James Smith           64,000      8/19/91   $ 3.59      N/A             --
Former President

Margarita Tolon       10,000      1/7/93    $ 4.00      N/A             --
Former Chief
Financial Officer

Richard Whitman       30,000      11/18/93  $11.38     11/18/98       95,700
Former Director

Total              2,232,583

     In all cases the Non-plan Options were granted by the Company in respect of services rendered or to be rendered to the Company by such individuals as incentive compensation. The Company has traditionally designed its compensation plans to be competitive and to permit the Company to attract and retain the best possible individuals given the Company's size and stage of development. Furthermore, such compensation plans have been structured to provide incentives for executive performance and to align the interests of executives with shareholders by providing for a significant portion of incentive compensation in the form of options to purchase Company Common Stock. Because the Non-plan Options were granted at the fair market value of the Common Stock at the time of grant, such options were designed to be of little or no value to the grantee unless the Company's financial performance resulted in an increase in the fair market value of its Common Stock. The Company believes that, in light of its entrepreneurial nature, early stage of development, a desire to conserve cash resources given the Company's acquisition program during the late 1980's and early 1990's, and the competitiveness of its industry, stock options were and are an important supplement to cash compensation necessary to attract and retain qualified executives. The Non-plan Options were granted in the full Board's discretion based upon its assessment of each individual recipient's performance and contribution to the Company as well as the Company's overall financial performance and other subjective criteria deemed relevant by the Board. Except for grants to senior executive officers, Non-plan Options were not separately acted upon by the Compensation Committee or Stock Option Committee of the Board. The Non-plan Options were granted outside of the Company's shareholder approved stock option plans due to a relatively limited number of shares available under such plans relative to the Company's overall compensation needs and in order to conserve the number of shares available thereunder for other employee grants. Because the delay necessary to amend the Company's stock option plans would have prevented the grant of options at the then fair market price of the Company's Common Stock, the Board elected to issue the Non-plan Options. As noted below, the Board was unaware of the need to obtain shareholder approval of the Non-plan Options at the time they were granted and had it been aware, it would have made the Non-plan Options subject to such approval. The Non-plan Options have been disclosed over the years in the Company's proxy statements to the extent required by the rules of the Securities and Exchange Commission or reflected in the Company's financial statements. Of such Non-plan Options 1,282,250 shares have been issued upon exercise for an aggregate consideration of $4,300,558. At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal to ratify the Non-plan Options.

     Federal Income Tax Implications. The following is a brief summary of the federal income tax consequences generally applicable to the Non-plan Options, which were all Non-Qualified Stock Options, based on present federal income tax statutes, regulations and currently available interpretations thereof, all of which are subject to change. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

     There are no tax consequences to the optionee upon the grant of a Non-Qualified Stock Option. Upon exercise thereof (whether the purchase price is paid in cash or partly or entirely with shares of Common Stock already owned by the optionee) the optionee will realize ordinary income in an amount measured by the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon subsequent disposition of such shares of Common Stock, the difference between the amount realized on disposition and the fair market value of the Common Stock on the date of exercise will be treated as short-term or long-term capital gain or loss. The Company, however, will not be entitled to any further deduction at that time.

     In the event a participant is subject to Section 16(b) of the Exchange Act, unless the participant makes an election under Section 83(b) of the Code as described below, the amount and timing of income recognition by the participant (and deduction by the Company) relating to the receipt of stock by such participant will be based on the fair market value of the stock on the date the sale of such stock would not subject the holder to a suit under Section 16(b).

     Under Section 83(b) of the Code, a recipient of stock from an employer, if subject to Section 16(b) of the Exchange Act, may elect, within thirty days after receipt (or exercise in case of options) of stock, to recognize ordinary income on the date of receipt (or exercise) based on the fair market value of the shares on that date. The Company will receive a deduction for an equivalent amount at the time of the recipient's election. Any gain or loss recognized by the participant upon a subsequent disposition of such shares will be long-term or short-term capital gain or loss depending on the holding period of the shares.

     The amount which may be deducted by the Company with respect to compensation paid to the chief executive officer and the four other most highly compensated executives is limited to $1,000,000 per tax year for each individual, subject to certain exceptions, including an exception for performance-based compensation.

Purposes and Reasons for Ratification

     At the time certain of the Non-plan  Options were  granted,  the  Company's
Common Stock was included for  quotation on the NASDAQ  National  Market  System
("NMS"). During the third quarter of 1996, NMS reviewed the Company's eligibility for continued inclusion in NMS. As a result, it was determined that the grants of certain of the Non-plan Options should have been submitted for approval to the Company's shareholders pursuant to the rules of the NMS and subsequently it was determined that all of the Non-Plan Options issued to employees, officers and directors should also have been submitted for shareholder approval under the New York Business Corporation Law. Although the Company obtained legal counsel in connection with the issuance of the Non-plan Options, it did not become aware of the failure to obtain shareholder approval until after the NMS conducted its review and such failure was inadvertent. In November 1996, the Company's Common Stock was listed for trading on the AMEX. Although the grant of the Non-plan Options would not have violated AMEX rules had the Company been listed on the AMEX at the time, the AMEX requested that the Company seek shareholder ratification of the Non-plan Options in connection with such AMEX listing. Accordingly, the Company committed to the AMEX that it would seek shareholder ratification of the Non-plan Options at a special meeting.

     The Board believes that it is in the best interests of the Company to obtain ratification of the Non-plan Options. The Non-plan Options were not issued so as to be contingent upon or subject to shareholder approval. Accordingly, the Company's refusal to honor the exercise of such options could result in claims against the Company seeking damages or other remedies. Furthermore, although the AMEX has not informed the Company that it would delist the Common Stock if the Company were to perform its obligations under the Non-plan Options if ratification is not obtained, the AMEX may have discretion to take such action. As a result, the Company could be placed in the position of jeopardizing the continued listing of the Common Stock if it were to honor such options without ratification. The Board believes that the loss of AMEX listing could have a material adverse effect on the trading market for the Common Stock. The Board believes that it is critical to the Company's ability to attract and retain qualified employees that it maintain its reputation for honoring its compensation commitments. As to those options which have been exercised, ratification will eliminate potential legal uncertainty with respect to the validity of shares issued upon such exercise. Ratification of the Non-plan Options will permit the Company to honor its obligations, comply with legal requirements under the New York Business Corporation Law and maintain the listing of the Common Stock on the AMEX. The Company does not anticipate granting options to employees, officers or directors in the future other than pursuant to its shareholder approved stock option plans.

The Board of Directors unanimously recommends a vote "FOR" ratification of the Non-plan Options.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Charles J. Delaney, a director of the Company, is President of UBS Capital Corporation, a wholly-owned subsidiary of Union Bank of Switzerland and an affiliate of UBS Partners. Justin S. Maccarone, a director of the Company, is a Managing Director of UBS Capital, LLC, an affiliate of UBS Partners. UBS Partners would be entitled to certain preemptive and preferential rights if Amendment 2 described above is approved.

     The validity of certain options held by Bonnie S. Biumi, the Company's Executive Vice President and Chief Financial Officer, Lawrence T. Ellman, the Company's Executive Vice President/President-National Accounts, Jody Frank, a director of the Company, Robert Lund, a director of the Company, and Bruce Renard, the Company's Executive Vice President-Legal and Regulatory Affairs/Carrier Relations and General Counsel, would be affected by the outcome of the vote upon Proposal 3.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Common Stock of the Company as of December 16, 1996 (except as otherwise indicated) by (i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock of the Company, (ii)-each current director, (iii) each executive officer named in the Summary Compensation Table included elsewhere herein, and (iv) all directors and executive officers of the Company, as a group. Except as otherwise indicated, the persons named in the table have the sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                  Amount and Nature              Percent
Name of Beneficial Owner      of Beneficial Ownership(1)         of Class

Charles J. Delaney                      --                          --

Jody Frank                         234,262(2)(3)                   1.44%

Robert E. Lund                     111,350(2)                        *


                                  Amount and Nature              Percent
Name of Beneficial Owner      of Beneficial Ownership(1)         of Class
-------------------------     --------------------------         ---------
Justin S. Maccarone                     --                           --

E. Craig Sanders                    200,000(4)                     1.22%

Bonnie S. Biumi                     100,000(4)                        *

Lawrence T. Ellman                  45,000(4)                         *

Bruce W. Renard                     68,333(4)                         *

C. Keith Pressley                   5,000(4)                          *

All directors and executive
officers                            780,612                        4.63%
  as a group (9 persons)

Creditanstalt American Corp.
  245 Park Avenue
  New York, New York  10167         850,000(5)(6)                  5.03%

Heartland Group
 790 N. Milwaukee Street
 Milwaukee, Wisconsin 53202         3,644,600(5)                   22.50%

UBS Partners, Inc.
  299 Park Avenue
  New York, New York 10171         2,897,143(5)(7)                 15.17%

Wellington Management Company
  75 State Street
  Boston, Massachusetts 02109      1,671,690(5)                    10.32%

_________________________
*     Less than one percent.

(1) Includes shares of Common Stock issuable upon the exercise of stock options, which are exercisable within 60 days of December 31, 1996.

(2) Includes options to purchase shares of Common Stock granted to the following directors: 125,000 to Jody Frank (at an average exercise price of $8.32 per share); and 100,000 to Robert E. Lund (at an average exercise price of $5.44 per share).

(3) Includes 40,050 shares of Common Stock in a voting trust of which Jody Frank is the beneficial owner. Also includes 3,812 shares owned by Jody Frank as custodian for Aaron Frank, Rebekah Frank and Lucy Frank, Mr. Frank's minor children.

(4) Includes options to purchase 418,333 shares of Common Stock granted to the following executive officers: 200,000 to E. Craig Sanders (at an average exercise price of $3.60 per share); 100,000 to Bonnie S. Biumi (at an average exercise price of $5.69 per share; 45,000 to Lawrence T. Ellman (at an average exercise price of $5.69 per share); 68,333 to Bruce W. Renard (at an average exercise price of $5.84 per share); and 5,000 to C. Keith Pressley (at an average exercise price of $5.13).

(5) Information provided by Schedule 13D and/or 13Gs filed by such persons. The Company has not independently verified such information.

(6) Represents currently exercisable warrants received in connection with a previous credit facility between the Company and Creditanstalt-Bankverein (of which Creditanstalt American Corporation is a wholly- owned subsidiary) and 150,000 shares of Common Stock obtained upon the exercise of warrants in connection with a previous credit facility. The currently exercisable warrants expire March 12, 2000 and are exercisable for 700,000 shares of Common Stock or the Company's Series-B Preferred Stock at a price of $5.25 per share. Each share of Series B Preferred Stock is convertible into one share of Common Stock. See "Certain Relationships and Related Transactions."

(7) Includes: (i) options to acquire 40,000 shares of Common Stock of the Company at an average exercise price of $3.91, held for the benefit of UBS Partners by former director Jeffrey Keenan and current directors Charles J. Delaney and Justin S. Maccarone; and (ii)-2,857,143 shares of Common Stock issuable upon conversion of 150,000 shares of Preferred Stock currently outstanding. All of the outstanding Preferred Stock is owned by UBS Partners (a wholly-owned subsidiary of Union Bank of Switzerland).


                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1996, 1995 and 1994, the compensation paid by the Company to its Chief Executive
Officer and each of the four remaining most highly compensated executive officers for the fiscal year ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE


                                                 Long-Term
                                                 Compensation
                        Annual Compensation      Awards
                                                 ------------
Name and                                         Shares
Principal                                        Underlying      All Other
Position                Year    Salary   Bonus   Options(#)      Compensation(1)
-----------            -------  -------  ------- -----------    ----------------
E. Craig Sanders (2)     1996  $212,000   --       600,000            --
  President and Chief
  Executive Officer

Robert E. Lund (3)       1996   161,000  $50,000    60,000            --
                         1995    13,962    --       10,000            --
                         1994      --      --       15,000            --

Bonnie S. Biumi,         1996   169,000   25,000      --           $2,400
  Chief Financial        1995   149,994   25,000      --            2,300
  Officer, Executive     1994    66,344    --      100,000            --
  Vice President

Lawrence T. Ellman       1996   167,000   25,000     --               --
  Executive Vice         1995   149,994   25,000     --               --
  President/President    1994   105,000   10,000    45,000            --
  - National Accounts

Bruce W. Renard,         1996   192,500   25,000     --               --
  Executive Vice         1995   171,635   25,000    50,000            355
  President, Legal &     1994   150,000     --      20,000          2,000
  Regulatory Affairs/
  Carrier Relations,
  General Counsel

C. Keith Pressley,       1996   112,000     --        --            1,800
  President - Inmate     1995   100,000     --        --            1,800
  Telecommunications     1994    84,000     --      5,000             --
  Division

________________________

(1) The amounts disclosed in this column include the Company's contributions on behalf of the named executive officer to the Company's 401(k) retirement plan in amounts equal to 25% of the executive officer's yearly participation in the plan.

(2) Mr. Sanders joined the Company in May 1996.

(3) Mr. Lund served as Chief Executive Officer of the Company from November 1995 until May 1996 and as President from February 1996 until May 1996.


     The following table sets forth certain information with respect to stock options granted during the year ended December 31, 1996 to the executive officers named in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                               Potential
                            INDIVIDUAL GRANTS                  Realizable
               ---------------------------------------------   Value of
                          % of Total                           Assumed Annual
               Number of  Options                              Rates of
               Securities Granted to   Exercise or             Stock Price
               Underlying Employees in Base price  Expiration  Apreciation for
               Options    Fiscal Year  ($/share)   Date        Options Term(1)
               ---------- ------------- ---------- ----------  ----------------
                                                               5%          10%
                                                               ----------------
Robert E. Lund    50,000     5.75%        $2.50    7/31/01    $34,535    $76,314
                  10,000     1.15         $2.68    7/15/01     $7,404    $16,362

E. Craig Sanders 100,000    11.49         $2.50    7/31/06   $157,224   $398,436
                 100,000    11.49         $4.25    7/31/06   $267,280   $677,341
                 100,000    11.49         $5.25    7/31/06   $330,170   $836,715
                 100,000    11.49         $6.25    7/31/06   $393,059   $996,089
                 200,000    22.99         $7.25    7/31/06   $911,897 $2,310,927

_____________________

(1) These amounts represent assumed rates of appreciation which may not necessarily be achieved. The actual gains, if any, are dependent on the market value of the Company's Common Stock at a future date as well as the option holder's continued employment throughout the vesting period. Appreciation reported is net of exercise price.


     The following table sets forth certain information as to each exercise of stock options during the year ended December 31, 1996 by the executive officers named in the Summary Compensation Table and the fiscal year end value of unexercised options:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                            Number of         Value of
                                            Unexercised       Unexercised In-
                                            Options at        the-Money Options
                                            Fiscal Year End   at Fiscal Year End
                                            ---------------   -----------------
                   Shares
                   Acquired on    Value     Exercisable/      Exercisable/
Name               Exercise(s)    Realized  Unexercisable     Unexercisable
---------------    ------------   --------- ---------------   -----------------
Robert E. Lund          -            -       100,000/-          $39,600/-

Bonnie S. Biumi         -            -       66,666/33,334            -/-


Lawrence T. Ellman      -            -       30,000/15,000           -/-

Bruce W. Renard         -            -       68,333/16,667     25,000/12,500

Craig Sanders           -            -       200,000/400,000   69,000/-

C. Keith Pressley       -            -       5,000/-               -/-

                            COMPENSATION OF DIRECTORS

     Currently, all directors receive, as compensation for serving on the Board of Directors, $500 per person for each meeting attended telephonically and $1,000 per person for each meeting attended in person. Upon election (or re-election) by the shareholders of the Company at an annual meeting of shareholders, pursuant to the terms of the Company's 1993 Non-Employee Director Stock Option Plan, each non-employee director of the Company receives an option to purchase 10,000 shares of Common Stock of the Company. Non- employee directors who are chosen to fill a newly created directorship or vacancy in the Board of Directors are also granted an option to purchase 10,000 shares of Common Stock of the Company. The exercise price of any option granted to directors is the fair market value of the Common Stock of the Company on the date the option is granted. All of the directors of the Company are reimbursed for all travel and other expenses incurred in attending meetings.

                              EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with E. Craig Sanders, the President and Chief Executive Officer of the Company. The employment agreement is for a term commencing May 2, 1996 and ending on December 31, 1998. The agreement provides for a base salary at the annual rate of $300,000, subject to increase upon the review of the Board. The agreement provides for bonus compensation based upon the attainment of performance targets. The agreement provides for the grant of stock options for 600,000 shares of the Company's Common Stock at exercise prices ranging from $2.50 to $7.25 per share, vesting at various dates during the contract term. If the Company terminates Mr. Sanders' employment without cause (except in the circumstances described in the following sentence), the Company will pay Mr. Sanders an amount equal to 200% of his base salary in effect on the date of the termination, as well as provide those fringe benefits enjoyed by him at the date of his termination for a period of two years or, to the extent Mr. Sanders is not eligible to participate in any Company fringe benefit plans, the after tax value of such benefits. If, after a change in control of the Company, Mr. Sanders' employment is terminated by the Company without cause or terminated by Mr. Sanders for good reason, the Company will pay him an amount equal to 200% of the sum of his base salary plus the maximum bonus compensation which he would have been entitled to receive had the Company achieved the performance targets to which bonus compensation is tied for the year of such termination and will continue to provide him with those fringe benefits enjoyed at the date of his termination for a period of two years or, to the extent Mr. Sanders is not eligible to participate in any Company fringe benefit plans, the after tax value of such benefits. In addition, upon a change in control of the Company, all options granted to Mr. Sanders will vest.

     Robert E. Lund served as Chief Executive Officer from November 1995 until May 1996 under an agreement which provided that Mr. Lund would receive a salary of $27,500 per month, in addition to other benefits and reimbursements, and was terminable by Mr. Lund or the Company upon 30 days notice. The agreement was terminated in May 1996.

     The Company is a party to an employment agreement with Bonnie S. Biumi, the Chief Financial Officer and an Executive Vice President of the Company. The employment agreement is for a term commencing July 11, 1994 and ending December 31, 1998. The agreement provides for automatic one year extensions thereafter unless either party gives notice that it is not to be extended. The agreement provides for a base salary at the annual rate of $150,000, increasing 10% each year, provided the Company has met certain income targets. The base salary may also be increased annually by merit increases or at any time at the discretion of the Board of Directors. Ms. Biumi may, at the sole discretion of the Company, be granted a bonus. If the Company terminates Ms. Biumi's employment agreement without cause or Ms. Biumi terminates the agreement for certain defined reasons, the Company will pay Ms. Biumi (a) her base salary through the termination date and (b) as severance pay a lump sum amount equal to 200% of Ms. Biumi's annual base salary at the highest rate in effect during the 12 months immediately preceding termination. Upon termination in connection with a change in control of the Company, Ms. Biumi shall receive (a) her base salary through the termination date, (b) all other benefits provided in the employment agreement in connection with a change in control, (c) severance pay equal to 200% of her annual base salary at the highest rate in effect during the 12 months immediately preceding such termination and (d) all options granted to Ms. Biumi will vest. Upon termination of her employment for disability, Ms. Biumi is entitled to 100% of her base salary then in effect for one year and 50% of her base salary for two additional years.

     The Company is a party to an employment agreement with Lawrence T. Ellman, Executive Vice President/President-National Accounts. The employment agreement is for a three year term commencing June 22, 1994 and ending June 22, 1997. The agreement provides for a base salary at the annual rate of $150,000, increasing 10% each year with the approval of the Board of Directors, and a minimum annual bonus of $25,000. The Company has no obligation to pay Mr. Ellman benefits upon a termination for cause, disability or death. Upon termination in connection with a change of control of the Company, Mr. Ellman shall receive (a) his base salary through the termination date and (b) severance pay equal to 100% of his annual base salary at the highest rate in effect during the 12 months immediately preceding such termination.

     The Company is a party to an employment agreement with Bruce W. Renard, the Company's General Counsel and Executive Vice President -- Legal and Regulatory Affairs/Carrier Relations. The employment agreement is for a three year term commencing on January 1, 1995 and ending on December 31, 1997. The agreement provides for payment of a base salary initially fixed at the annual rate of $172,500 with an annual increase of 10%, provided the Company has met certain income targets. If the Company terminates Mr. Renard's employment without cause or Mr. Renard terminates the agreement for certain defined reasons, the Company will pay Mr. Renard (a) his base salary through the date of termination and (b) as severance pay a lump sum amount equal to 100% of Mr. Renard's salary in effect during the 12 months immediately preceding termination. Mr. Renard's employment agreement also provides that upon termination in connection with a change in control, Mr. Renard shall receive (a) his base salary through the termination date, (b) all other benefits provided in the employment agreement in connection with a change in control, (c) as severance pay a lump sum amount equal to 100% of his highest annual base salary in effect during the 12 months immediately preceding the termination and (d) all options granted to Mr. Renard will vest. Mr. Renard's agreement is otherwise similar to that of Ms. Biumi.

     The employment agreements above restrict the employee from competing with the Company for one year in the areas in which the Company then operates following termination of the agreement. Under Ms. Biumi's and Mr. Renard's agreements, the Company may terminate an employment agreement without further payment if the employee materially breaches his or her obligations and duties under the agreement or is convicted of a felony under certain circumstances or upon the death of the employee. Under Mr. Ellman's agreement, the Company may terminate the agreement without further payment if the employee commits a felony involving serious moral turpitude, refuses to perform his duties, or engages in misconduct injurious to the Company.

     The Company is a party to a change in control agreement with C. Keith Pressley, President-Inmate Telecommunications Division, an at-will employee of the Company. Upon termination in connection with a change of control of the Company, Mr. Pressley shall receive (a) his base salary through the termination date, (b) severance pay equal to 50% of his annual base salary at the highest rate in effect during the 12 months immediately preceding such termination and
(c) all options granted to Mr. Pressley will vest.

           Compensation Committee Interlocks and Insider Participation

     Robert E. Lund served as a member of the Compensation Committee of the Board of Directors during 1996 and, from November 29, 1995 through May 1, 1996, served as the Chief Executive Officer of the Company.

     Compensation Committee member Jody Frank has participated in transactions with the Company and has borrowed money from the Company since January 1, 1996, which transactions and borrowings are described below.

     In February 1995, after obtaining a fairness opinion indicating the proposed sale of the assets for the agreed upon consideration was fair to the Company from a financial point of view and after the transaction was approved by the disinterested members of the Company's Board of Directors, the Company sold substantially all of the assets of its prepaid calling card business to Global Link Teleco Corporation ("Global Link") for approximately $6.3 million. Upon the sale, the Company maintained the right to designate one member of Global Link's Board of Directors. The Company received $1.0 million in cash, a $5.3 million promissory note due February 1998, bearing interest at 8.5%, payable quarterly, and shares of common stock of Global Link. As a result of the February 1995 transactions, the Company's interest in the outstanding common stock of Global Link was 19.99%. At the time of such transaction, Jody Frank was a director and shareholder of Global Link.

     On March 1, 1996, Global Link consummated a merger transaction (the "Merger") with Global Telecommunications Solutions, Inc. ("GTS"). In connection with the Merger, the Company exchanged its outstanding notes and other receivables including accrued interest and its 19.9% equity ownership in Global Link for shares of GTS common stock, $0.6 million in cash and $1.5 million of notes receivable with various due dates through September 1997. Jody Frank is a shareholder of GTS.

     As disclosed in previous proxy statements, the Company loaned certain funds (the "Company Loans") to Jody Frank, and certain now former executive officers of the Company (the "Borrowers") for the reasons described below. Each of the Company Loans was made following approval by the members of the Board of Directors who were not parties to the transactions as a means to provide the Borrowers with a vehicle to refinance certain commercial bank indebtedness they had incurred to exercise Company stock options and pay related income taxes. The Borrowers exercised the stock options in December 1993 to purchase the Company's Common Stock for purposes of increasing the Company's shareholders' equity without accessing the external capital markets. The Borrowers personally borrowed the funds to exercise the options from a commercial bank and pledged the Company's Common Stock issued upon exercise as collateral for the bank loans ("Bank Loans"). This equity increase in turn was a significant factor in permitting the Company to increase its credit facility from $60.0 million to $125.0 million in February 1994.

     Commencing in May 1994, as the market price of the stock declined, the bank on several occasions required the Borrowers to pay down the Bank Loans or provide additional collateral. The Borrowers approached the disinterested members of the Company's Board of Directors to seek the Company's assistance in refinancing a portion of their Bank Loans. The Company then advanced the Company Loans, including an aggregate of $213,217 to Mr. Frank, of which $143,217 was to refinance his bank loan and $70,000 was in connection with the payment of personal income taxes related to the phantom gain incurred upon the December 1993 exercise of the stock options mentioned above.

     In February 1996, the Company agreed to restructure the full principal amount of Mr. Frank's loans plus accrued interest in an aggregate amount of $248,501. In connection with the restructuring, the Company received from Mr. Frank a stock pledge agreement encumbering 35,000 shares of Common Stock of the Company held by Mr. Frank. As restructured, $124.250.50 of Mr. Frank's loans are evidenced by a non-recourse promissory note (which note limits enforcement of the note to the 35,000 pledged shares of Common Stock) bearing interest at the rate of 6.43% annually, and payable in full on February 1, 2001. The remaining $124,250.50 is evidenced by a promissory note bearing interest at the rate of 6.19% annually and payable in five annual installments beginning on February 1, 2002. Except for such restructured loan and related pledge of Common Stock, Mr. Frank has no indebtedness to the Company.

                                  OTHER MATTERS

     Management is not aware of any other business that may come before the Special Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy-holders.

                             SOLICITATION PROCEDURES

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses incurred in forwarding proxies and proxy material to the beneficial owners. Solicitations may also be made by employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or otherwise. The Company may elect to retain a proxy solicitation firm to assist in the solicitation of proxies and estimates that such services would cost approximately $3,000 (plus reasonable out-of-pocket expenses).

                              SHAREHOLDER PROPOSALS

     Under the regulations applicable to the solicitation of proxies, shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must have been received by the Company not later than December 31, 1996, at its principal executive offices, 2300 N.W. 89th Place, Miami, Florida 33172, Attention: E. Craig Sanders, President, for inclusion in the Proxy Statement relating to the 1997 Annual Meeting of Shareholders.

                           By Order of the Board of Directors



                          /s/Francis J. Harkins, Vice President and Secretary

Miami, Florida
January 14, 1997

                               PRELIMINARY COPIES

                                      PROXY

                         PEOPLES TELEPHONE COMPANY, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         Special Meeting of Shareholders
                                February 14, 1997


The undersigned shareholder of Peoples Telephone Company, Inc. (the "Company") hereby appoints E. Craig Sanders and Bonnie S. Biumi, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $ .01 per share, and Series C Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company, to be held on Friday, February 14, 1997 at 10:00 a.m., at the Radisson Mart Plaza Hotel at 711 Northwest 72nd Avenue, Miami, Florida 33126, and at any adjournment or postponement thereof, as follows:

                   (continued and to be signed on other side)
                              fold and detach here-


Proposal 1. To approve an amendment of Paragraph FOURTH of the Company's Restated Certificate of Incorporation, as amended (the "Charter"), to increase the number of authorized shares of its Common Stock, par value $.01 per share, from 25,000,000 shares to 75,000,000 shares and to increase the number of authorized shares of its Preferred Stock, par value $.01 per share, from 4,900,000 shares to 5,000,000 shares.

( ) FOR

( ) AGAINST

( ) ABSTAIN

Proposal 2. To approve an amendment of Paragraph EIGHTH of the Charter to permit the Company to grant preferential or preemptive rights to subscribe for, purchase or receive equity securities of the Company pursuant to the approval of the Board of Directors of the Company.

( ) FOR

( ) AGAINST

( ) ABSTAIN

Proposal 3. To ratify the grant of certain stock options granted outside of the Company's stock option plans.

( ) FOR

( ) AGAINST

( ) ABSTAIN


In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting.

Unless otherwise specified, the shares of Common Stock and Series C Cumulative Convertible Preferred Stock represented hereby will be voted "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

                  Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signatory is a corporation, a duly authorized officer should sign for the corporation. If shares are held jointly, each shareholder named should sign.


                  Date:_________________, 1997


                  ____________________________
                  Signature


                  ____________________________
                  Signature (if held jointly)

                                   APPENDIX A

                     NOT TO BE INCLUDED WITH PROXY MATERIALS

                                     FORM OF
                         PEOPLES TELEPHONE COMPANY, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT
                              ____________________

     THIS IS A NONQUALIFIED STOCK OPTION AGREEMENT dated as of this ___ day of _______, 19__ (the "Grant Date") between Peoples Telephone Company, Inc., a New York corporation with its principal offices located at 2300 N.W. 89th Place, Miami, Florida 33172 (the "Company"), and ______________ who resides at ________________________ (the "Optionee").

                                   WITNESSETH:

     WHEREAS, the Company desires to grant stock options to the Optionee and the Optionee desires to accept the grant of the options, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the Company and the Optionee hereby agree:

Section 1.  Grant of Options.

     Subject to the provisions of this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company ___________ shares of its common stock, par value $.01 per share (the "Option Shares"), at the price of _________ per share (the "Option Price").

Section 2.  Exercise of Option.

          (a) The Option may be exercised by the Optionee on or at any time after the Grant Date until___________, 19__.

          (b) The Option may be exercised in whole or in part by the Optionee delivering a written notice to the Company specifying the number of the Option shares the Optionee desires to purchase pursuant to the Option and tendering in cash or in shares of the Company's common stock an amount equal to the Option Price multiplied by such number of Option shares. The Optionee shall not purchase fewer than 100 of the Option Shares at any one time unless the remaining Option shares equal less than 100 shares.

Section 3. Share Certificates.

     Upon exercise of any or all of the Option Shares the Company will cause one or more stock certificates evidencing the Optionee's ownership of the Option Shares so purchased by the Optionee to be issued to the Optionee. Unless the Option Shares have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration Statement on Form S-8 which has been declared effective by the United States Securities and Exchange Commission, the Company shall cause the following legend to be placed upon each stock certificate representing the Option Shares:

                                      AP 1

               "The shares of stock represented by this Certificate have been acquired directly or indirectly from the Issuer or an affiliate of the Issuer without being registered under the Securities Act of 1933, as amended, (the "Act"), or the securities laws of any state or other jurisdiction, including the Florida Securities Act, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner (the "Transfer") unless they are registered under the Act and the securities laws of all applicable states and other jurisdictions or unless the request for the Transfer is accompanied by a favorable opinion of counsel satisfactory to the issuer, stating that the Transfer will not result in a violation of such laws."

Section 4.  Investment Securities.

     The Optionee represents and warrants to the Company that any Option shares purchased by him upon the exercise of this Agreement will be acquired for investment and not for distribution within the meaning of the Act, provided, however, that the foregoing representation and warranty shall be inoperative if the Option Shares are registered under the Act. The Optionee agrees to give prompt written notice to the Company if he makes any disposition of any shares of common stock purchased by him under this Option within the two year period beginning on the day after the date of the issue of the shares to him.

Section 5.  Miscellaneous Provisions.

          (a) Notices. Unless otherwise specifically provided in this Agreement, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, which shall be addressed to each party's respective address, as set forth in the first paragraph of this Agreement, or to such other address as the party shall give to the other party by a written notice given in accordance with this Section and., except as otherwise provided in this Agreement, shall be effective when deposited in the United States mail properly addressed and postage prepared. If the notice is sent other than by United States mail, the notice shall be effective when actually received by the party being noticed.

          (b) Assignment. This Agreement may not be assigned in whole or in part by either of the parties without the express written consent of the other party.

          (c) Further Assurances. Both parties shall execute and deliver all other instruments and do all other acts as may be necessary to carry out the intent and purposes of this Agreement.

          (d) Gender. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

          (e) Captions. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of its provisions.

          (f)  Completeness  and  Modification.  This Agreement  constitutes the entire understanding between the parties superseding all prior and contemporaneous agreements or understandings among the parties concerning the grant of stock options to the Optionee hereunder and shall not be terminated, except in a writing executed by both of the parties to this Agreement.

                                      AP 2

          (g) Waiver. The waiver or a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

          (h) Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement.

          (i) Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

          (j) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and upon the successors and assigns of the Company.

          (k) Litigation-Attorneys' Fees. In connection with any litigation arising out of the enforcement of this Agreement or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, at the trial and all appellate levels from the other party who was an adverse party to the litigation.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph of this Agreement.

PEOPLES TELEPHONE COMPANY, INC.


By:_________________________________
         President


By:_________________________________
         Optionee








                                      AP 3